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EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of Innovative Card Technologies, Inc. of our report dated February 7, 2006, relating to our audit of the consolidated financial statements, included in and incorporated by reference in the Annual Report on Form 10-KSB of Innovative Card Technologies, Inc. for the year ended December 31, 2005.

/s/ SINGER LEWAK GREENBAUM & GOLDSTEIN LLP
SINGER LEWAK GREENBAUM & GOLDSTEIN LLP
Los Angeles, California
August 28, 2006